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                                                                 EXHIBIT 2(g)(8)




            AMENDMENT TO INVESTMENT ADVISORY AGREEMENT BY AND BETWEEN
                           KIEWIT INVESTMENT FUND LLLP
                                       AND
                        OFFIT HALL CAPITAL MANAGEMENT LLC

     Reference is made to the investment advisory agreement ("Agreement") dated as of July 26, 2005, by and between Kiewit Investment Fund LLLP, a Delaware limited liability limited partnership (the "Fund"), and Offit Hall Capital Management LLC, a Delaware limited liability company (the "Adviser"). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

     WHEREAS, the Fund and the Adviser wish to amend the Agreement to change the notice provision; and

     WHEREAS, the Directors of the Fund, including a majority of the Independent Directors, approved this Amendment at a meeting held on November 18, 2005;

     NOW, THEREFORE, pursuant to Section 14 of the Agreement, the Fund and the Adviser agree as follows:

     1. Section 17 of the Agreement is hereby amended to delete the requirement to give notice to Skadden, Arps, Slate, Meagher & Flom LLP.

     2. Except as set forth herein, the provisions of the Agreement remain in full force and effect.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the ___ day of _____________, 2005.


                                        KIEWIT INVESTMENT FUND LLLP


                                        By:      ________________________
                                        Name:    ________________________
                                        Title:   ________________________

                                        OFFIT HALL CAPITAL MANAGEMENT LLC


                                        By:      ________________________
                                        Name:    ________________________
                                        Title:   ________________________



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